UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2007

Southwestern Energy Company 401(k) Savings Plan

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)(1) Dismissal of Independent Registered Public Accounting Firm.

On February 26, 2007, Southwestern Energy Company's Audit Committee approved the dismissal of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent registered public accounting firm for the Southwestern Energy Company 401(k) Savings Plan (the “Plan”). PricewaterhouseCoopers will continue to act as the independent registered public accounting firm for Southwestern Energy Company, the Plan's sponsor (the "Company").

PricewaterhouseCoopers' reports on the financial statements of the Plan for the years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through February 26, 2007, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreements in PricewaterhouseCoopers’ reports on the Plan’s financial statements for such years.

During the years ended December 31, 2005 and 2004 and through February 26, 2007, there have been no reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K, in connection with the Plan.

The Company has requested a letter from PricewaterhouseCoopers stating whether or not PricewaterhouseCoopers agrees with the above disclosure. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(a)(2) Engagement of New Independent Registered Public Accounting Firm.

The engagement of a new independent accountant by the Plan will be reported separately on Form 8-K at the appropriate time.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP dated March 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: March 1, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP dated March 1, 2007.